Filed Pursuant To Rule 424(b)(2)

Under the Securities Act of 1933

Registration No. 333-252096 and

Registration No. 333-252096-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
American Assets Trust, L.P. 3.375% Senior Notes due 2031	$500,000,000	98.935%	$494,675,000	$53,969.04(1)
American Assets Trust, Inc. Guarantee of 3.375% Senior Notes due 2031	(2)	(2)	(2)	(2)

(1)

The filing fee of $53,969.04 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrants initially deferred payment of all of the registration fee for Registration Statement Nos. 333-252096 and 333-252096-01.

(2)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 14, 2021)

$500,000,000

American Assets Trust, L.P.

3.375% Senior Notes due 2031

Guaranteed by

American Assets Trust, Inc.

The notes will bear interest at the rate of 3.375% per year. Interest on the notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2021. The notes will mature on February 1, 2031, unless earlier redeemed as described in this prospectus supplement.

American Assets Trust, L.P., which we refer to as the operating partnership, may, at its option, redeem the notes at any time in whole or from time to time in part at the applicable redemption price described under “Description of Notes—Redemption of the Notes at the Option of the Operating Partnership” in this prospectus supplement. The notes will be senior unsecured obligations of the operating partnership and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to, among other things, all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries. The notes will be guaranteed by American Assets Trust, Inc., which we refer to as the Company. The Company has no material assets other than its investment in the operating partnership.

An affiliate of Insurance Company of the West, which is controlled by Ernest Rady, our Executive Chairman, President and Chief Executive Officer, has indicated an interest in purchasing an aggregate of up to approximately $25.0 million in principal amount of the notes in this offering at the public offering price of the notes and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or none of the notes to this potential purchaser, and this potential purchaser could determine to purchase more, less or none of the notes in this offering. The underwriters will receive the same underwriting discount and commissions on these notes as they will on any other notes sold to the public in this offering.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system.

An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-13 of this prospectus supplement and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes.

	Per Note	Total
Public offering price (1)	98.935%	$494,675,000
Underwriting discounts and commissions	0.650%	$3,250,000
Proceeds, before expenses, to American Assets Trust, L.P.	98.285%	$491,425,000

(1)	Plus accrued interest from January 26, 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the notes will be ready for delivery in book-entry form through The Depository Trust Company on or about January 26, 2021, which will be the seventh business day following the date of the pricing of the notes (such settlement being referred to as “T+7”). See “Underwriting (Conflicts of Interest)—Settlement Cycle.”

Joint-Book Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley

Co-Managers

Mizuho Securities	PNC Capital Markets LLC	US Bancorp

The date of this prospectus supplement is January 14, 2021.

Prospectus Summary

Prospectus

You should rely only on the information contained in or incorporated, or deemed to be incorporated, by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in the notes. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Industry and Market Data

In this prospectus supplement and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but this information and these statistics (whether obtained from third-party sources or based on our internal estimates) are subject to assumptions, estimates and other uncertainties, and we have not independently verified them and cannot guarantee their accuracy or completeness.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission that adds to, updates or changes information contained in an earlier filing we made with the Securities and Exchange Commission shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., and any of our other consolidated subsidiaries. American Assets Trust, L.P. is a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus supplement as our operating partnership.

As used in this prospectus supplement:

•

“second amended and restated credit facility” means our second amended and restated credit facility, as amended, with a capacity of $450 million, consisting of a revolving line of credit of $350 million and a term loan of $100 million;

•	“unsecured term loan” means our term loan agreement, as amended, consisting of the $150 million unsecured term loan to the operating partnership, which matures on March 1, 2023; and

•

“senior guaranteed notes” means, collectively, our Senior Guaranteed Notes, Series A, issued in the principal amount of $150.0 million, with a stated maturity of October 31, 2021, Senior Guaranteed Notes, Series B, issued in the principal amount of $100.0 million, with a stated maturity of February 2, 2025, Senior Guaranteed Notes, Series C, issued in the principal amount of $100.0 million, with a stated maturity of April 1, 2025, Senior Guaranteed Notes, Series D, issued in the principal amount of $250.0 million, with a stated maturity of March 1, 2027, Senior Guaranteed Notes, Series E, issued in the principal amount of $100.0 million, with a stated maturity of May 23, 2029, Senior Guaranteed Notes, Series F, issued in the principal amount of $100.0 million, with a stated maturity of July 19, 2024, and Senior Guaranteed Notes, Series G, issued in the principal amount of $150.0 million, with a stated maturity of July 30, 2030.

S-ii

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse economic or real estate developments in our markets;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	difficulties in completing dispositions;

•	our failure to successfully operate acquired properties and operations;

•	our inability to develop or redevelop our properties due to market conditions;

•	fluctuations in interest rates and increased operating costs;

•	risks related to joint venture arrangements;

•	our failure to obtain necessary outside financing;

•	on-going litigation;

•	general economic conditions;

•	financial market fluctuations;

•	risks that affect the general retail, office, multifamily and mixed-use environment;

•	the competitive environment in which we operate;

•	decreased rental rates or increased vacancy rates;

S-iii

•	conflicts of interests with our officers or directors;

•	lack or insufficient amounts of insurance;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	other factors affecting the real estate industry generally;

•

limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

•	changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

•	uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We expressly disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section of this prospectus supplement entitled “Risk Factors,” including the risks incorporated therein from our Annual Report on Form 10-K for the year ended December 31, 2019 and our other reports filed with the Securities and Exchange Commission and incorporated by reference herein.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about important risks that you should consider before making an investment decision.

Our Company

We are a full service, vertically integrated and self-administered REIT that owns, operates, acquires and develops high quality office, retail, multifamily and mixed-use properties in attractive, high-barrier-to-entry markets in Southern California, Northern California, Oregon, Washington, Texas, and Hawaii. As of December 31, 2020, our portfolio was comprised of nine office properties; twelve retail shopping centers; a mixed-use property consisting of a 369-room all-suite hotel and a retail shopping center; and six multifamily properties. Additionally, as of December 31, 2020, we owned land at three of our properties that we classified as held for development and construction in progress, representing development opportunities capable of supporting an estimated 214,000 rentable square feet of office space at our La Jolla Commons property in the University Town Center sub-market in San Diego, California, an estimated 385,000 rentable square feet of office and/or mixed use residential/office space (potentially expandable to 555,000 rentable square feet) at Oregon Square within our Lloyd District Portfolio in Portland, Oregon and an estimated 90,000 rentable square feet of retail space at our Waikele Center property in Oahu, Hawaii. These development opportunities are in their preliminary stages and may not come to fruition. Our core markets include San Diego, the San Francisco Bay Area, Portland, Oregon, Bellevue, Washington and Oahu, Hawaii.

As of September 30, 2020, the gross leasable area within our office portfolio (which excludes our Lloyd District Portfolio and One Beach Street properties, which are under redevelopment) was 95.4% occupied, and the weighted average remaining lease term within our office portfolio (calculated on the basis of square footage and excluding month-to-month leases) was approximately 6.0 years. We had an average annualized base rent as of September 30, 2020 across our office portfolio of $53.49 per leased square foot and an average annualized base rent in the San Francisco market as of September 30, 2020 of $88.41 per leased square foot. We have consistently maintained a high level of occupancy within our office portfolio, with our historical occupancy rate during the period from January 1, 2016 to September 30, 2020 reaching as high as 96.0% and never dropping below 91.4%. During this same period we also maintained a consistently strong annualized base rent per leased square foot, ranging from $39.66 to $53.49. Office data excludes Lloyd District for all periods and Lloyd District and One Beach for the third quarter of 2020. As of September 30, 2020, within our office portfolio we had a same-store occupancy rate (which excludes One Beach Street due to significant redevelopment activity) of 96.1%. We define our same-store occupancy rate as including properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations.

As of September 30, 2020, the gross leasable area within our retail portfolio (which includes Waikiki Beach Walk Retail, but excludes ground leases) was 94.3% occupied, and the weighted average remaining lease term within our retail portfolio (calculated on the basis of square footage, excluding month-to-month leases and including Waikiki Beach Walk Retail) was approximately 5.1 years. We had an average annualized base rent as of September 30, 2020 across our retail portfolio of $29.80 per leased square foot. We have consistently maintained a high level of occupancy within our retail portfolio, with our historical occupancy rate during the period from January 1, 2016 to September 30, 2020 reaching as high as 98.6% and never dropping below 93.4%. During this same period we also maintained a consistently strong annualized base rent per leased square foot, ranging from $27.28 to $31.70.

We are a Maryland corporation that was formed on July 16, 2010, and elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2011. We intend to continue operating in a manner that will allow us to maintain our qualification as a REIT for U.S. federal income tax purposes. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income (excluding capital gains) to our stockholders.

Collections Updates

For the Three-Month Period Ended December 31, 2020

As of January 5, 2021, we had billed our tenants approximately $79.7 million (composed primarily of base rent and cost reimbursements) for the three-month period ended December 31, 2020 and collected approximately $72.9 million, or 91.5% thereof, which compares favorably to our collection performance for the three-month period ended September 30, 2020. As of that date, we had provided COVID-19-related adjustments (which includes rent deferrals and other monetary lease concessions) to our tenants for amounts billed for such period in the amount of approximately $2.0 million, or 2.5% of the total amount originally billed for such period. As a result, as of January 5, 2021, we had billings of approximately $4.8 million outstanding for the three-month period ended December 31, 2020, representing 6.1% of the total amount originally billed for such period.

For the Three-Month Period Ended September 30, 2020

As of December 26, 2020, we had billed our tenants approximately $81.9 million (composed primarily of base rent and cost reimbursements) for the three-month period ended September 30, 2020 and collected approximately $73.7 million, or 90.0% thereof, which compares favorably to our collection performance for the three-month period ended June 30, 2020. As of that date, we had provided COVID-19-related adjustments (which includes rent deferrals and other monetary lease concessions) to our tenants for amounts billed for such period in the amount of approximately $3.9 million, or 4.8% of the total amount originally billed for such period. As a result, as of December 26, 2020, we had billings of approximately $4.3 million outstanding for the three-month period ended September 30, 2020, representing 5.3% of the total amount originally billed for such period.

For the Three-Month Period Ended June 30, 2020

As of August 23, 2020, we had billed our tenants approximately $82.1 million (composed primarily of base rent and cost reimbursements) for the three-month period ended June 30, 2020 and collected approximately $68.5 million, or 83.4% thereof. As of that date, we had provided COVID-19-related adjustments (which includes rent deferrals and other monetary lease concessions) to our tenants for amounts billed for such period in the amount of approximately $4.6 million, or 5.6% of the total amount originally billed for such period. As a result, as of August 23, 2020, we had billings of approximately $9.0 million outstanding for the three-month period ended June 30, 2020, representing 10.9% of the total amount originally billed for such period.

Corporate Information

Our principal executive office is located at 11455 El Camino Real, Suite 200, San Diego, California 92130. Our telephone number is (858) 350-2600. Our website address is www.americanassetstrust.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following contains basic information about the notes and is not complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Related Guarantees” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise required, references under this caption “The Offering” to American Assets Trust, L.P. or the operating partnership refer to American Assets Trust, L.P., excluding its subsidiaries, and references to American Assets Trust, Inc. or the Company refer to American Assets Trust, Inc., excluding its subsidiaries.

Issuer of Notes	American Assets Trust, L.P., a Maryland limited partnership.

Guarantor	American Assets Trust, Inc., a Maryland corporation.

Notes Offered	$500,000,000 aggregate principal amount of 3.375% senior notes due 2031 (the “notes”).

Interest	The notes will bear interest at the rate of 3.375% per year, accruing from January 26 , 2021. Interest on the notes will be payable semi- annually in arrears on February 1 and August 1 of each year, beginning August 1, 2021.

Maturity	The notes will mature on February 1, 2031 unless earlier redeemed.

Ranking of Notes	The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

The Company has no material assets other than its investment in the operating partnership.

Company Guarantee

The notes will be guaranteed by the Company. The Company guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior unsecured guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

Redemption	The operating partnership may, at its option, redeem the notes at any time in whole or from time to time in part at the applicable redemption price described under “Description of Notes— Redemption of the Notes at the Option of the Operating Partnership” in this prospectus supplement.

Certain Covenants	The indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and limitations, and in any event the operating partnership and its subsidiaries may be able, without taking advantage of any such exceptions and limitations, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. Moreover, these covenants limiting the incurrence of indebtedness will not apply to the Company.

In addition, unless the notes achieve and maintain certain debt ratings, the indenture that will govern the notes will require subsidiaries of the operating partnership that guarantee $5.0 million or more of other unsecured indebtedness of the operating partnership to also guarantee the notes.

For additional information, see “Description of Notes—Certain Covenants.”

Absence of a Public Market for the Notes	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for their inclusion in any quotation system.

Use of Proceeds	We expect that the net proceeds from this offering will be approximately $489.9 million, after deducting the underwriting discount and our estimated expenses.

We intend to use the net proceeds from this offering for the development of La Jolla Commons III; the repayment of our Senior Guaranteed Notes, Series A; the repayment of the outstanding borrowings under the revolving line of credit under our second amended and restated credit facility; and the remainder for working capital and general corporate purposes. See “Use of Proceeds” appearing later in this prospectus supplement for important information concerning the use of proceeds from this offering.

Conflicts of Interest	Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are lenders under our second amended and restated credit facility. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay the revolving line of credit under our second amended and restated credit facility. As a result, these affiliates would receive their proportionate share of any amount of our second amended and restated credit facility that is repaid with the proceeds of this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Trustee	U.S. Bank National Association is the trustee under the indenture relating to the notes.

Book-Entry	The notes will be issued in book-entry form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests may not be exchanged for notes in certificated form, except in limited circumstances described under “Description of Debt Securities and Related Guarantees—Book-entry System” in the accompanying prospectus.

Tax Considerations	Prospective investors should consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Federal Income Tax Considerations” in the accompanying prospectus.

Additional Issuances	We may, without the consent of or notice to holders of the notes, issue additional notes from time to time in the future.

Governing Law	The indenture, the notes and the guarantees endorsed on the notes will be governed by the laws of the State of New York.

Risk Factors

An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-13 of this prospectus supplement, and the risks described under the caption “Item 1A. Risk Factors” in the Company’s and the operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risks discussed under the caption “Item 1A. Risk Factors” in the Company’s and the operating partnership’s subsequent Quarterly

Reports on Form 10-Q, which reports are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

Certain Results of Operations, Financial Condition and Other Data

The tables below present certain information regarding our results of operations, financial condition and other data.

Funds From Operations

The table below presents a reconciliation of net income to Funds From Operations, or FFO, per share for the nine-year and nine-month period ended September 30 , 2020 (dollars in thousands, except per share amounts):

	Year Ended December 31,									Nine Months Ended September 30
	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net Income	$19,324	$51,601	$22,594	$31,145	$53,915	$45,637	$40,132	$27,202	$60,188	$31,800
Depreciation and Amortization of Real Estate Assets	58,543	63,011	66,775	66,568	63,392	71,319	83,278	107,093	96,205	80,869
Depreciation and Amortization on Unconsolidated JV	688	—	—	—	—	—	—	—	—	—
Gain on Sale of Real Estate	(3,981)	(36,720)	—	—	(7,121)	—	—	—	(633)	—

FFO, as defined by NAREIT	$74,574	$77,892	$89,369	$97,713	$110,186	$116,956	$123,410	$134,295	$155,760	$112,669
Less: Nonforfeitable dividends on restricted stock	(316)	(354)	(357)	(137)	(159)	(183)	(236)	(305)	(376)	(255)
Less: FFO attributable to Predecessor’s controlled and noncontrolled owners’ equity	(16,973)	—	—	—	—	—	—	—	—	—

FFO Attributable to Common Stock	$57,285	$77,538	$89,012	$97,576	$110,027	$116,773	$123,174	$133,990	$155,384	$112,414
FFO per Diluted Share	1.05	1.35	1.54	1.62	1.76	1.85	1.92	2.09	2.20	1.48
Weighted Average Number of Common Shares and Units, Diluted(1)	54,417,123	57,262,767	57,726,012	60,256,335	62,342,953	63,230,829	64,089,921	64,139,437	70,788,597	76,117,040

(1)

The weighted average common shares used to compute FFO per diluted share include unvested restricted stock awards that are subject to time vesting, as the vesting of the restricted stock awards is dilutive in the computation of FFO per diluted shares, but is anti-dilutive for the computation of diluted EPS for the periods. Diluted shares exclude incentive restricted stock as these awards are considered contingently issuable.

We present FFO because we consider FFO an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO is a supplemental non-GAAP financial measure. Management uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or service indebtedness. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Dividends

For the nine-year period ended December 31, 2019, our dividends per share of common stock grew at a compound annual growth rate of 4.5% and for the period from completion of our initial public offering through December 9, 2020, our dividends per share of common stock grew at a compound annual growth rate of 4.0%.

Interest Coverage

For the years ended December 31, 2016, 2017, 2018 and 2019 and the three-month periods ended March 31, June 30 and September 30, 2020, we had interest coverage ratios (calculated as EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization) of 3.7x, 3.2x, 3.4x, 4.2x, 4.3x, 3.8x and 3.6x, respectively.

Unencumbered Net Operating Income

For the years ended December 31, 2016, 2017, 2018 and 2019 and the three-month periods ended March 31, June 30 and September 30, 2020, we had unencumbered net operating income (as determined pursuant to the covenants under our outstanding indebtedness) as a percentage of total net operating income of 59%, 58%, 84%, 88%, 92%, 91% and 90%, respectively.

Net Operating Income

The table below presents a reconciliation of NOI (as defined below) to net income for the four-year period ended December 31, 2019, the three-month periods ended March 31, 2020, June 30, 2020 and September 30, 2020 and the nine-month period ended September 30, 2020 (dollars in thousands):

	Year Ended December 31,				Three Months Ended			Nine Months Ended September 30, 2020
	2016	2017	2018	2019	March 31, 2020	June 30, 2020	September 30, 2020
Total NOI	$187,157	$198,306	$209,412	$234,761	$63,130	$56,167	$53,675	$172,972

General and Administrative	(17,897)	(21,382)	(22,784)	(24,871)	(6,820)	(6,679)	(6,438)	(19,937)
Depreciation and Amortization	(71,319)	(83,278)	(107,093)	(96,205)	(27,462)	(26,493)	(26,914)	(80,869)
Operating Income	97,941	93,646	79,535	113,685	28,848	22,995	20,323	72,166
Interest Expense	(51,936)	(53,848)	(52,248)	(54,008)	(13,472)	(13,331)	(13,302)	(40,105)
Gain on Sale of Real Estate	—	—	—	633	—	—	—	—
Other Income (Expense), Net	(368)	334	(85)	(122)	108	162	(531)	(261)

Net income	$45,637	$40,132	$27,202	$60,188	$15,484	$9,826	$6,490	$31,800

Net Operating Income, or NOI, is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. We define NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

EBITDA

The table below presents a reconciliation of net income to EBITDA for the four-year period ended December 31, 2019, the three-month periods ended March 31, 2020, June 30, 2020 and September 30, 2020 and the nine-month period ended September 30, 2020 (dollars in thousands):

	Year Ended December 31,				Three Months Ended			Nine Months Ended September 30, 2020
	2016	2017	2018	2019	March 31, 2020	June 30, 2020	September 30, 2020
Net Income	$45,637	$40,132	$27,202	$60,188	$15,484	$9,826	$6,490	$31,800
Depreciation and Amortization	71,319	83,278	107,093	96,205	27,462	26,493	26,914	80,869
Interest Expense	51,936	53,848	52,248	54,008	13,472	13,331	13,302	40,105
Interest Income	(72)	(548)	(238)	(696)	(312)	(71)	(32)	(415)
Income Tax Expense	566	214	327	819	206	(91)	12	127
Gain on Sale of Real Estate	—	—	—	(633)	—	—	—	—

EBITDA	$169,386	$176,924	$186,632	$209,891	$56,312	$49,488	$46,686	$152,486

EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP.

Summary of Risk Factors

An investment in our securities is subject to numerous risks and uncertainties, including those highlighted and incorporated by reference in the section entitled “Risk Factors” immediately following this summary. The following is a summary of some of the principal risks related to an investment in our Company.

•

Our portfolio of properties is dependent upon regional and local economic conditions and is geographically concentrated in California, Oregon, Washington, Texas and Hawaii, which may cause us to be more susceptible to adverse developments in those markets than if we owned a more geographically diverse portfolio.

•	We have a substantial amount of indebtedness, which may expose us to the risk of default under our debt obligations.

•

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, could adversely impact our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and to pay dividends and distributions to security holders.

•

We depend on significant tenants in our office properties, and a bankruptcy, insolvency or inability to pay rent of any of these tenants may adversely affect the income produced by our office properties and could have an adverse effect on our financial condition, results of operations, cash flow and the per share trading price of our common stock.

•

Many of the leases at our retail properties contain “co-tenancy” or “go-dark” provisions, which, if triggered, may allow tenants to pay reduced rent, cease operations or terminate their leases, any of which could adversely affect our performance or the value of the applicable retail property.

•

We may be unable to renew leases, lease vacant space or re-let space as leases expire, thereby increasing or prolonging vacancies, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

•	We face significant competition for acquisitions of real properties, which may reduce the number of acquisition opportunities available to us and increase the costs of these acquisitions.

•

High mortgage rates and/or unavailability of mortgage debt may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

•	Mortgage debt obligations expose us to the possibility of foreclosure, which could result in the loss of our investment in a property or group of properties subject to mortgage debt.

•

Our second amended and restated credit facility, note purchase agreements and amended term loan agreement restrict our ability to engage in some business activities, including our ability to incur additional indebtedness, make capital expenditures and make certain investments, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

•

We are subject to risks that affect the general retail environment, such as weakness in the economy, the level of consumer spending, the adverse financial condition of large retailing companies and competition from discount and internet retailers, any of which could adversely affect market rents for retail space and the willingness or ability of retailers to lease space in our shopping centers.

•	We face significant competition in the leasing market, which may decrease or prevent increases of the occupancy and rental rates of our properties.

•

We are subject to the business, financial and operating risks inherent to the hospitality and tourism industries, including competition for guests with other hospitality properties and general and local economic conditions that may affect demand for travel in general, any of which could adversely affect the revenues generated by our hospitality or other properties.

•

Our real estate development activities are subject to risks particular to development, such as unanticipated expenses, delays and other contingencies, any of which could adversely affect our financial condition, results of operations, cash flow and the per share trading price of our common stock.

•

Our success depends on key personnel whose continued service is not guaranteed, and the loss of one or more of our key personnel could adversely affect our ability to manage our business and to implement our growth strategies, or could create a negative perception in the capital markets.

•	Potential losses from earthquakes in California, Oregon, Washington and Hawaii may not be fully covered by insurance.

•

Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability, among other things, to meet our capital and operating needs or make the cash distributions to American Assets Trust, Inc.’s stockholders or American Assets Trust, L.P.’s unitholders necessary to maintain our qualification as a REIT.

•

Our performance and value are subject to risks associated with real estate assets and the real estate industry, including local oversupply, reduction in demand or adverse changes in financial conditions of buyers, sellers and tenants of properties, which could decrease revenues or increase costs, which would adversely affect our financial condition, results of operations, cash flow and the per share trading price of our common stock.

•	Our property taxes could increase due to property tax rate changes or reassessment, which would adversely impact our cash flows.

•	As an owner of real estate, we could incur significant costs and liabilities related to environmental matters.

•	Failure to maintain our qualification as a REIT would have significant adverse consequences to us and the value of our common stock.

•

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions, and the unavailability of such capital on favorable terms at the desired times, or at all, may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the following risks, the risks described beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes. The risks associated with our business and properties described or incorporated by reference herein, to the extent that they relate generally to the ownership and operation of real estate. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to repay the principal amount of the notes and the accrued interest, which could cause you to lose all or a part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to Our Business

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, could adversely impact our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and to pay dividends and distributions to security holders.

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, have had a significant adverse impact on economic and market conditions around the world, including the United States and the markets in which we own properties and/or have development projects. The impact of the COVID-19 pandemic continues to evolve. Many states, including states where we own properties (e.g., California and Washington) initially reacted to the COVID-19 pandemic by instituting quarantines, restrictions on travel, “shelter in place” rules, stay-at-home orders, density limitations, social distancing measures, restrictions on types of business that may continue to operate and/or restrictions on types of construction projects that may continue. Although some state governments and other authorities were in varying stages of lifting or modifying some of these measures, some have already been forced to, and others may in the future, reinstitute these measures or impose new, more restrictive measures, if the risks, or the perception of the risks, related to the COVID-19 pandemic worsen at any time. Furthermore, although in certain cases, exceptions are available for essential retail, research and laboratory activities, essential building services, such as cleaning and maintenance, and certain essential construction projects, there can be no assurance that such exceptions will enable us to avoid adverse impacts on our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and to pay dividends and distributions to security holders. For instance, some of the activities of our retail, office, mixed-use and residential tenants are not covered by the exceptions listed above, and we have seen weakness and a material reduction in rent collections from these tenants that may continue for an indeterminate period pending a cessation of the adverse impacts from the COVID-19 pandemic, and restrictions intended to prevent its spread. In addition, there can be no assurance as to how long restrictions intended to prevent the spread of COVID-19 may remain in place in the states and cities where we own properties, and even if such restrictions are lifted, they may be reinstituted at a later date. If such restrictions remain in place for an extended period of time, we may experience further reductions in rents from our tenants.

During the fourth quarter of 2020, we provided lease concessions to certain tenants, primarily within the retail segment, as a result of the COVID-19 pandemic, in the form of rent deferrals and abatements. As of December 31, 2020, we have entered into lease modifications that resulted in COVID-19 adjustments (including rent deferrals and other monetary lease concessions) for approximately 2.5% of the rent originally contracted for the three months ended December 31, 2020. Although we are and will continue to be actively engaged in rent collection efforts related to uncollected rent, as well as working with certain tenants who have requested rent deferrals (particularly those occupying retail space), we can provide no assurance that such efforts or our efforts in future periods will be successful. In addition, we are and will continue to be actively engaged in discussions with certain tenants regarding the adverse impacts of the COVID-19 pandemic, and restrictions intended to prevent its spread, and may afford certain additional accommodations.

In addition, we may be required to continue to comply with “social distancing” at our properties and development projects and we may be subject to certain conditions, including requiring contractors to develop COVID-19 control, mitigation, and recovery plans and satisfy certain requirements before work can continue or commence, which may increase costs, perhaps substantially. We expect to comply with any state or local requirements. Our development projects could in the future be affected by moratoriums on construction. To the extent any city issues a moratorium, we may be subject to such a moratorium unless the applicable state or city grants an exclusion for these projects because certain of our development projects may qualify as essential construction projects.

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, could have significant adverse impacts on our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and to pay dividends and distributions to security holders in a variety of ways that are difficult to predict. Such adverse impacts could depend on, among other factors:

•	the financial condition of our tenants and their ability or willingness to pay rent in full on a timely basis;

•	state, local, federal and industry-initiated efforts that may adversely affect landlords, including us, and their ability to collect rent and/or enforce remedies for the failure to pay rent;

•	our need to defer or forgive rent and restructure leases with our tenants and our ability to do so on favorable terms or at all;

•	significant job losses in the industries of our tenants, which may decrease demand for our office and retail space, causing market rental rates and property values to be negatively impacted;

•

our ability to stabilize our development projects, renew leases or re-lease available space in our proprieties on favorable terms or at all, including as a result of a general decrease in demand for our office and retail space and occupancy in our hotel, deterioration in the economic and market conditions in the markets in which we own properties or due to restrictions intended to prevent the spread of COVID-19 that frustrate our leasing activities;

•

a severe and prolonged disruption and instability in the global financial markets, including the debt and equity capital markets, all of which have already experienced and may continue to experience significant volatility, or deteriorations in credit and financing conditions, may affect our or our tenants’ ability to access capital necessary to fund our respective business operations or replace or renew maturing liabilities on a timely basis, on attractive terms or at all and may adversely affect the valuation of financial assets and liabilities, any of which could affect our and our tenants’ ability to meet liquidity and capital expenditure requirements;

•

a refusal or failure of one or more lenders under our revolving line of credit to fund their respective financing commitments to us may affect our ability to access capital necessary to fund our business operations and to meet our liquidity and capital expenditure requirements;

•

the ability of potential buyers of properties identified for potential future capital recycling transactions to obtain debt financing, which has been and may continue to be constrained for some potential buyers;

•	a reduction in the values of our properties that could result in impairments or limit our ability to dispose of them at attractive prices or obtain debt financing secured by our properties;

•

complete or partial shutdowns of one or more of our tenants’ manufacturing facilities or distribution centers, temporary or long-term disruptions in our tenants’ supply chains from local, national and international suppliers or delays in the delivery of products, services or other materials necessary for our tenants’ operations, which could force our tenants to reduce, delay or eliminate offerings of their products and services, reduce or eliminate their revenues and liquidity and/or result in their bankruptcy or insolvency;

•

our ability to avoid delays or cost increases associated with building materials or construction services necessary for construction that could adversely impact our ability to continue or complete construction as planned, on budget or at all;

•

our and our tenants’ ability to manage our respective businesses to the extent our and their management or personnel are impacted in significant numbers by the COVID-19 pandemic and are not willing, available or allowed to conduct work; and

•	our and our tenants’ ability to ensure business continuity in the event our continuity of operations plan is not effective or improperly implemented or deployed during the COVID-19 pandemic.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of the COVID-19 pandemic or restrictions intended to prevent its spread. Nevertheless, the ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, and the current financial, economic and capital markets environment and future developments in these and other areas present material risks and uncertainties with respect to our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and to pay dividends and distributions to security holders and could also have a material adverse effect on the market value of our securities. Moreover, to the extent any of these risks and uncertainties adversely impact us in the ways described above or otherwise, they may also have the effect of heightening many of the other risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2019:

Risks Related to this Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

Similarly, the Company’s guarantee of the notes will be its senior unsecured obligation and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior unsecured guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

The indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and limitations, and in any event the operating partnership and its subsidiaries may be able, without taking advantage of any such exceptions and limitations, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. Moreover, these covenants limiting the incurrence of indebtedness will not apply to the Company. For additional information, see “Description of Notes—Certain Covenants.”

In the event of the bankruptcy, liquidation, reorganization or other winding up of the operating partnership or the Company, assets that secure any of their respective secured indebtedness, secured guarantees and other secured obligations will be available to pay their respective obligations under the notes or the guarantee of the notes, as applicable, and their other respective unsecured indebtedness, unsecured guarantees and other unsecured obligations only after all of their respective indebtedness, guarantees and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantee of the notes, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of subsidiaries of the operating partnership or the Company, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including its guarantee of the notes), as the case may be, will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations of or guaranteed by that subsidiary, except to the extent that the operating partnership or the Company, as the case may be, is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that subsidiary senior to that held by the operating partnership or the Company, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the operating partnership or the Company, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including its guarantee of the notes), as the case may be, will be effectively subordinated to any preferred equity interests in that subsidiary held by persons other than the operating partnership or the Company, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any entity that the operating partnership or the Company accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including its guarantee of the notes), as the case may be, will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of or guaranteed by that entity, except to the extent that the operating partnership or the Company, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that entity senior to that held by the operating partnership or the Company, as the case may be.

As of December 31, 2020, the operating partnership (excluding its subsidiaries) had, in addition to trade payables and other liabilities, approximately $1.3 billion aggregate principal amount of outstanding unsecured indebtedness (including borrowings outstanding under its senior guaranteed notes, seconded amended and restated credit facility and unsecured term loan, but before the impact of $4.0 million of unamortized deferred financing costs and $0 million of unamortized discounts for its senior guaranteed notes, seconded amended and restated credit facility and unsecured term loan), and had approximately $250.0 million of remaining borrowing capacity available (subject to customary conditions) under its $350.0 million revolving line of credit and no borrowing capacity available under its $100.0 million unsecured term loan. In addition, the operating partnership may elect to increase its total borrowing capacity (subject to receiving additional lender commitments and customary conditions) under its revolving line of credit and/or term loan facility by up to $250.0 million in the aggregate for a maximum combined borrowing capacity of $700.0 million for the seconded amended and restated credit facility and unsecured term loan. As of December 31, 2020, the Company (excluding its subsidiaries) had no outstanding indebtedness and had guaranteed the operating partnership’s borrowings under the operating partnership’s senior guaranteed notes, seconded amended and restated credit facility and unsecured term loan and other outstanding indebtedness of the operating partnership totaling approximately $1.3 billion aggregate principal amount (before the impact of the unamortized deferred financing costs and the unamortized discounts for the senior guaranteed notes and unsecured term loan referred to above). As of December 31, 2020, the subsidiaries of the operating partnership and the subsidiaries of the Company (excluding the operating partnership) had approximately $111 million of secured indebtedness outstanding (before the impact of $0.1 million of unamortized deferred financing costs) and no outstanding unsecured indebtedness, in addition to their trade payables and other liabilities. In addition, as of December 31, 2020, the subsidiaries of the operating partnership and the subsidiaries of the Company did not guarantee any indebtedness of the operating partnership or the Company.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory, environmental and other factors, many of which are beyond our control. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments of the notes and other indebtedness;

•	we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to meet operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	we may be forced to dispose of one or more of our properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended, or the Code.

The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the operating partnership’s second amended and restated credit facility, unsecured term loan and senior guaranteed notes contain provisions that require us to repurchase for cash or repay that indebtedness under specified circumstances or upon the occurrence of specified events (including upon the acquisition by any person or group of more than a specified percentage of the aggregate voting power of all of the Company’s issued and outstanding voting stock, if the Company ceases to be the sole general partner of the operating partnership or the Company ceases to own, directly or indirectly, a majority of the voting equity interests in the operating partnership) and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Company or the operating partnership or other events. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase), and we may not be able to arrange for the financing necessary to make those payments or repurchases on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase) may be limited by the terms of other debt instruments or agreements. Our failure to pay amounts due in respect of any of our indebtedness when due would generally constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on our indebtedness, including the notes, when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions to stockholders necessary to maintain the Company’s REIT qualification. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or entering into strategic acquisitions and alliances.

Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders. In addition, foreclosures of properties that we own could create taxable income without accompanying cash proceeds, which could require us to borrow or sell assets to raise the funds necessary to pay amounts due on our indebtedness, including the notes, and to meet the REIT distribution requirements under the Code, even if such actions are not on favorable terms.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of significant exceptions and, in addition, we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.

The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership.

The notes will be guaranteed by the Company. However, the Company has no significant operations, other than as general partner of the operating partnership, and no material assets, other than its investment in the operating partnership. Accordingly, if the operating partnership fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee. Furthermore, as described above under “—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes,” the Company’s guarantee will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by the Company or could subordinate the guarantee to all other debts and guarantees of the Company if, among other things, the Company, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	the Company was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	the Company was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the Company intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the Company pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to the Company or to a fund for the benefit of the creditors of the Company.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void the Company’s guarantee of the notes, without regard to the above factors, if it found that the Company entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the Company under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from the Company under its guarantee. If the court were to void the Company’s guarantee, require the return of monies paid by the

Company under its guarantee or subordinate the guarantee to other obligations of the Company, we could not assure you that funds to pay the notes would be available from the operating partnership or any of our other subsidiaries or from any other source.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of the operating partnership and its subsidiaries and the Company and its subsidiaries and other comparable entities, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of the operating partnership’s, the Company’s or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•	our ability to successfully execute on our development programs;

•	our ability to successfully complete acquisitions and operate acquired properties;

•	defaults or potential defaults by tenants or our inability to lease space at acceptable rental rates, or at all, upon completion of development projects or termination of existing leases;

•	earthquakes and wildfires;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us, the real estate industry generally or the retail, office, multifamily and mixed-use environments in which we operate;

•	the failure to maintain our current credit ratings or comply with our debt covenants;

•	increases in market interest rates;

•	actual or anticipated changes in tax laws and regulations;

•	changes in market valuations of similar companies;

•	adverse market reaction to any debt or equity securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•	high levels of volatility in the credit markets;

•	adverse market reactions as a result of epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19);

•	general market and economic conditions; and

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to provide any assurance that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive or at all.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the operating partnership’s second amended and restated credit facility, unsecured term loan and senior guaranteed notes contain provisions that require us to repurchase for cash or repay that indebtedness under specified circumstances or upon the occurrence of specified events (including upon the acquisition by any person or group of more than a specified percentage of the aggregate voting power of all of the Company’s issued and outstanding voting stock, if the Company or one of its wholly-owned subsidiaries ceases to be the sole general partner of the operating partnership or the Company ceases to own, directly or indirectly, a majority of the voting equity interests in the operating partnership) and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Company or the operating partnership or other events.

The notes offered hereby do not have any similar rights to require us to repurchase or repay the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the notes when due.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of the operating partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of the operating partnership downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so- called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and distributions to our security holders and could also have the material adverse effect on the market value of the notes.

The notes are subject to early redemption.

As described under “Description of Notes—Redemption of the Notes at the Option of the Operating Partnership,” the operating partnership may, at its option, redeem the notes offered hereby at any time in whole or from time to time in part at the redemption prices described under such caption. Consequently, the operating partnership may choose to redeem your notes at times when prevailing interest rates are lower than the effective interest rate on your notes. If that were to occur, you may be unable to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes had they not been redeemed and that presents a similar level of investment risk as the notes.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $489.9 million, after deducting the underwriting discount and our estimated expenses. We intend to use the net proceeds from this offering as follows:

•	approximately $175 million to fund the development of La Jolla Commons III;

•	approximately $155 million for the repayment of our Senior Guaranteed Notes, Series A, or Series A Notes, including the make-whole payment thereon;

•	approximately $100 million to repay the outstanding borrowings under our revolving line of credit;

•	the remainder for working capital and general corporate purposes.

Pending application of the net proceeds for these purposes, we may temporarily invest such net proceeds in marketable securities.

As of December 31, 2020, we had approximately $100 million outstanding under the revolving line of credit under our second amended and restated credit facility, which we drew down in April 2020 to fund redevelopment and strengthen our financial position. Borrowings under our revolving line of credit initially bear interest at floating rates equal to, at our option, either (1) LIBOR, plus a spread which ranges from 1.05% to 1.50%, based on our consolidated leverage ratio, or (2) a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 50 bps or (c) LIBOR plus 100 bps, plus a spread which ranges from 0.10% to 0.50%, based on our consolidated leverage ratio. Our revolving line of credit initially matures on January 9, 2022, subject to our option to extend up to two times, with each such extension for a six-month period. As of December 31, 2020, our revolving line of credit bore interest at LIBOR plus 1.1% per annum.

As of December 31, 2020, we had $150 million in principal amount of Series A Notes outstanding and approximately $1.0 million of accrued but unpaid interest thereon. The Series A Notes mature on October 31, 2021 and interest accrues on our Series A Notes at a rate of 4.04% per annum and is payable quarterly on the last day of January, April, July and October until maturity.

Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC and the other underwriters in this offering are lenders under our second amended and restated credit facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.” To the extent that we use a portion of the net proceeds of this offering to repay our revolving line of credit, such affiliates of the underwriters will receive their proportionate shares of any such amount.

DESCRIPTION OF NOTES

The notes will be issued pursuant to an indenture to be entered into, among the operating partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “indenture”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The notes will be a series of “debt securities” referred to in the accompanying prospectus. The following description of some of the provisions of the notes and the indenture supplements, and to the extent inconsistent supersedes and replaces, the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus. The following description of some of the provisions of the notes, the officers’ certificate establishing certain terms of the notes and the indenture and the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus are not complete and are subject to, and qualified in their entirety by reference to, the form of the notes and indenture which have been or will be filed as exhibits to the registration statement of which the accompanying prospectus is a part and which may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Where You Can Find More Information” in the accompanying prospectus.

As used in this “Description of Notes” and in the “Description of Debt Securities and Related Guarantees” in the accompanying prospectus, references to the “operating partnership,” “we,” “our” or “us” refer solely to American Assets Trust, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to American Assets Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The notes:

•	will be the operating partnership’s senior unsecured obligations;

•	will mature on February 1, 2031 unless earlier redeemed;

•	will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•	will be denominated and payable in U.S. dollars;

•

will be represented by one or more registered notes in global form, or global notes, but in certain limited circumstances may be represented by registered notes in certificated form. See “Description of Debt Securities and Related Guarantees—Book-entry System” in the accompanying prospectus;

•	will not be entitled to the benefits of, or be subject to, any sinking fund and will not entitle holders, at their option, to require the operating partnership to repurchase or redeem the notes;

•	will not be convertible into or exchangeable for any partnership interests in the operating partnership or capital stock of the Company; and

•	will be guaranteed on a senior unsecured basis by the Company.

The notes will constitute a single series of debt securities under the indenture and will initially be limited to an aggregate principal amount of $500,000,000. The operating partnership may, without the consent of or notice to the holders of the notes, increase the principal amount of the notes by issuing additional notes of this series from time to time in the future. Any such additional notes will have the same terms and provisions as the notes offered hereby, except for any difference in issue date, issue price, date from which interest will begin to accrue, interest accrued prior to the issue date and first interest payment date of those additional notes. Such additional notes may have the same CUSIP number as the applicable series of notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the applicable series of notes offered hereby. The notes offered hereby and any additional notes of this series that the operating partnership may issue in the future will vote and act together as a single series of debt securities under the indenture, which means that, in circumstances where the indenture provides for holders of the notes of this series to vote or take any action, the notes offered hereby and any additional notes of this series that the operating partnership may issue in the future will vote or take that action as a single series.

Except to the extent described below under “—Certain Covenants” and in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Merger, Consolidation and Sale of Assets,” the indenture governing the notes will not prohibit the operating partnership or the Company or any of the operating partnership’s or the Company’s subsidiaries from incurring additional secured or unsecured indebtedness or issuing preferred equity in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the operating partnership or the Company, (2) a change of control of the operating partnership or the Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the operating partnership’s or the Company’s assets or similar transactions that may adversely affect the holders of the notes. The operating partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of the operating partnership’s or the Company’s assets or a merger or consolidation, that may increase the amount of the operating partnership’s or the Company’s indebtedness or substantially change the operating partnership’s or the Company’s assets, which may have a material adverse effect on the operating partnership’s ability to service its indebtedness, including the notes, or on the Company’s ability to pay amounts due under its guarantees of the notes. Furthermore, the notes and the indenture will not include any provisions that would allow holders of the notes to require the operating partnership or the Company to repurchase or redeem the notes in the event of a transaction of the nature described above. See “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” and “Risk Factors—Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.”

The operating partnership does not intend to apply to list the notes on any securities exchange or include them on any quotation system.

Interest

Interest on the notes will accrue at the rate of 3.375% per year from and including January 26, 2021 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2021. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the January 15 or July 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Company Guarantee

The Company will guarantee the operating partnership’s obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the Company’s guarantee, holders of the notes will not be required to exercise their remedies against the operating partnership before they proceed directly against the Company. The Company’s obligations under the guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Company, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The covenants in the indenture that will limit the ability of the operating partnership and its subsidiaries to incur indebtedness will not apply to the Company.

The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership. Accordingly, if the operating partnership fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee. See “Risk Factors—The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership.”

Ranking

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of the operating partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries and of any entity the operating partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries and in any entity the operating partnership accounts for using the equity method of accounting.

As of December 31, 2020, the operating partnership (excluding its subsidiaries) had, in addition to trade payables and other liabilities, approximately $1.3 billion aggregate principal amount of outstanding unsecured indebtedness (including borrowings outstanding under its senior guaranteed notes, seconded amended and restated credit facility and unsecured term loan, but before the impact of $4.0 million of unamortized deferred financing costs and $0 million of unamortized discounts for its senior guaranteed notes, seconded amended and restated credit facility and unsecured term loan), and had approximately $250.0 million of remaining borrowing capacity available (subject to customary conditions) under its $350.0 million revolving line of credit and no borrowing capacity available under its $100.0 million unsecured term loan. In addition, the operating partnership may elect to increase its total borrowing capacity (subject to receiving additional lender commitments and customary conditions) under its revolving line of credit and/or term loan facility by up to $250.0 million in the aggregate for a maximum combined borrowing capacity of $700.0 million for the seconded amended and restated credit facility and unsecured term loan. As of December 31, 2020, the Company (excluding its subsidiaries) had no outstanding indebtedness and had guaranteed the operating partnership’s borrowings under the operating partnership’s senior guaranteed notes, seconded amended and restated credit facility and unsecured term loan and other outstanding indebtedness of the operating partnership totaling approximately $1.3 billion aggregate principal amount (before the impact of the unamortized deferred financing costs and the unamortized discounts for the senior guaranteed notes and unsecured term loan referred to above). As of December 31, 2020, the subsidiaries of the operating partnership and the subsidiaries of the Company (excluding the operating partnership) had approximately $111 million of secured indebtedness outstanding (before the impact of $0.1 million of unamortized deferred financing costs) and no outstanding unsecured indebtedness, in addition to their trade payables and other liabilities. In addition, as of December 31, 2020, the subsidiaries of the operating partnership and the subsidiaries of the Company did not guarantee any indebtedness of the operating partnership or the Company.

The indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness or issuing preferred equity in the future and, although the indenture will contain covenants that will limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions, and in any event the operating partnership and its subsidiaries may be able, without taking advantage of any such exceptions, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

The guarantee of the notes will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and senior unsecured guarantees of the Company. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the operating partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the operating partnership) and in any entity the Company accounts for using the equity method of accounting.

For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Redemption of the Notes at the Option of the Operating Partnership

The notes will be redeemable at the option of the operating partnership, at any time or from time to time prior to November 1, 2030 (three months prior to maturity) (the “Par Call Date”), either in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest (exclusive of interest accrued to the applicable redemption date) on the notes to be redeemed assuming that such notes matured, and that interest on such notes was payable, on the Par Call Date, discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus in each case accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.

On and after the Par Call Date, the notes will be redeemable at the option of the operating partnership, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the applicable redemption date.

Notwithstanding the foregoing, installments of interest that are due and payable on any interest payment date falling on or prior to a redemption date will be payable to the persons who were the registered holders of the notes (or one or more predecessor notes) at the close of business on the relevant record dates according to their terms and the provisions of the indenture. Written notice of redemption must be given to holders of the notes (or portions thereof) to be redeemed not less than 15 nor more than 60 days prior to the redemption date.

If the operating partnership redeems the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by such method as it deems fair and appropriate or, if applicable, as is required by the depository for notes in global form.

In the event of any redemption of notes, the operating partnership will not be required to:

•

register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the mailing of notice of redemption of the notes and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Unless the operating partnership defaults in the payment of the redemption price and accrued interest on the notes (or portions thereof) called for redemption on a redemption date, then, from and after the redemption date, such notes (or portions thereof, as the case may be) shall cease to bear interest.

Notwithstanding the foregoing, the operating partnership will not redeem the notes on any date if the principal amount of the notes has been accelerated, and the acceleration has not been rescinded or cured on or prior to the redemption date.

“Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated “H.15” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or, in each case, any companion online data resource published at least weekly by the Federal Reserve) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (b) if such release (or any successor publication or release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi- annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the operating partnership using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the date of the notice of redemption. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “business day” means any day (other than a Saturday or Sunday) that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the notes to be redeemed (assuming for this purpose that such notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) if four Reference Treasury Dealer Quotations are obtained, the average (as calculated by the operating partnership) of the remaining Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four obtained, (ii) if fewer than four but more than one such Reference Treasury Dealer Quotations are obtained, the average (as calculated by the operating partnership) of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means, with respect to any redemption date, Wells Fargo Securities, LLC and its successors, BofA Securities, Inc. and its successors or Morgan Stanley & Co. LLC and its successors (whichever one of them shall be appointed by the operating partnership in respect of such redemption date) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the operating partnership.

“Reference Treasury Dealers” means, with respect to any redemption date, each of (i) Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and their respective successors; provided, however, that if any such firm (or, if applicable, any such affiliate) or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the operating partnership will substitute therefor another Primary Treasury Dealer; and (ii) one additional Primary Treasury Dealer selected by the operating partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average (as calculated by the operating partnership) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the operating partnership by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day prior to the date of the notice of redemption.

Certain Covenants

The following covenants will be applicable to the notes:

Aggregate Debt Test. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the operating partnership and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication):

•

the Total Assets of the operating partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this covenant, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Debt Service Test. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters ending with the most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions:

•

such Debt and any other Debt (including without limitation Acquired Debt) incurred by the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•

the repayment or retirement of any other Debt of the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

•

in the case of any acquisition or disposition by the operating partnership or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this covenant or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

For purposes of this covenant, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Secured Debt Test. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the operating partnership or any of its Subsidiaries, whether owned on the date that the notes are originally issued or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all outstanding Debt of the operating partnership and its Subsidiaries which is secured by a Lien on any property or assets of the operating partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

•

the Total Assets of the operating partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this covenant, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of Total Unencumbered Assets. The operating partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the operating partnership and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

For purposes of this covenant, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Future Guarantors. If at any time after the issuance of the notes, including following any release of any Subsidiary that guarantees the notes pursuant to the covenant described in this paragraph (such Subsidiary, a

“Subsidiary Guarantor”) from its guarantee under the indenture (a “Subsidiary Guarantee”), a Subsidiary of the operating partnership (including any future Subsidiary) guarantees Unsecured Debt of the operating partnership (that would constitute Debt under the first bullet of the definition thereof) in an amount equal to or greater than $5.0 million, the Company will cause such Subsidiary to guarantee the notes by executing and delivering a supplemental indenture in accordance with the indenture within 10 business days; provided that if the other Unsecured Debt of the operating partnership being guaranteed by such Subsidiary that gives rise to the obligation of such Subsidiary Guarantor to guarantee the notes pursuant to the covenant described in this paragraph is Acquired Debt, the Company will cause such Subsidiary to guarantee the notes by executing and delivering a supplemental indenture in accordance with the indenture within 30 days.

Existence. Except as permitted by the covenant described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Merger, Consolidation and Sale of Assets,” the operating partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the operating partnership nor the Company will be required to preserve any right or franchise if the board of directors of the Company (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the operating partnership or the Company, as the case may be.

Maintenance of Properties. The operating partnership will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary of the operating partnership to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the operating partnership may be necessary in order for the operating partnership to at all times properly and advantageously conduct its business carried on in connection with such properties.

Insurance. The operating partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the operating partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims. Each of the operating partnership and the Company will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the Company nor the operating partnership will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of Financial Information. The Company will:

•

whether or not the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and for so long as any notes are outstanding, file with the trustee, within 15 days after the Company is required to file the same with the SEC or would be required to file with the SEC pursuant to the applicable rules and regulations of the SEC, as the case may be, copies of the annual reports, quarterly reports, and information, documents and other reports which the Company would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act;

•

file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations; and

•

transmit by mail to the holders of the notes, within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the operating partnership or the Company pursuant to the bullet points above as may be required by rules and regulations prescribed from time to time by the SEC.

The Company will be deemed to have filed any of the foregoing with the trustee if the Company has filed the same with the SEC using the EDGAR filing system and such filings are publicly available.

The covenants described under this caption “—Certain Covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance as described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Discharge, Defeasance and Covenant Defeasance,” provided that, notwithstanding the foregoing, the covenant of the operating partnership and the Company to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the provisions described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Merger, Consolidation and Sale of Assets”) and the provisions described above under “—Provision of Financial Information” shall not be subject to covenant defeasance. In addition, the operating partnership and the Company may omit in any particular instance to comply, insofar as relates to the notes, with any covenant described under this caption “—Certain Covenants” (other than the covenant described under “—Provision of Financial Information”) if the holders of at least a majority in principal amount of the outstanding notes waive such compliance.

Suspension of Future Guarantors Covenant

For so long as (i) the notes are rated at least BBB+, Baa1 or the equivalent, provided, that if such rating is equal to BBB+, Baa1 or the equivalent it must be without qualification by a negative outlook, negative watch or any other similar indication of potential downgrade (an “Applicable Rating”), by at least two of S&P, Moody’s and Fitch (or, if any of S&P, Moody’s or Fitch have been replaced in accordance with the definition of “Rating Agencies,” by at least two of the then-applicable Rating Agencies) and (ii) no default has occurred and is continuing under the indenture, the operating partnership, the Company, and the Subsidiaries will not be subject to the covenant described under “—Certain Covenants—Future Guarantors” (the “Suspended Covenant”).

If at any time the notes are no longer assigned an Applicable Rating by at least two of S&P, Moody’s and Fitch (or, if any of S&P, Moody’s or Fitch have been replaced in accordance with the definition of “Rating Agencies,” by at least two of the then-applicable Rating Agencies), then the Suspended Covenant will thereafter be reinstated (the “Reinstatement Date”) and will be applicable pursuant to the terms of the indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture) and, in the event that any Subsidiaries would be required to guarantee the notes at the time of such reinstatement, the Subsidiary Guarantee of such Subsidiary shall be automatically reinstated on (or, if any such Subsidiary was not a Subsidiary Guarantor of the notes at the time of the suspension, such entity shall enter into a supplemental indenture pursuant to which it shall become a Subsidiary Guarantor of the notes under the indenture within 10 business days of) such Reinstatement Date and, unless and until the notes subsequently attain an Applicable Rating from at least two of S&P, Moody’s and Fitch (or, if any of S&P, Moody’s or Fitch have been replaced in accordance with the definition of “Rating Agencies,” by at least two of the then applicable Rating Agencies) and no default shall have occurred and be continuing (in which event the Suspended Covenant and the Subsidiary Guarantees will no longer be in effect for such time that the notes maintain an Applicable Rating from two or more Rating Agencies, subject to subsequent reinstatement thereof under the circumstances described above in this paragraph). The period of time from and including the date of suspension of the Suspended Covenant to, but excluding, the Reinstatement Date or, if there is no Reinstatement Date, through and including the final maturity date of the Notes is referred to as a “Suspension Period.” For purposes of clarity, it is understood that there may be one or more Suspension Periods and one or more Reinstatement Dates. The operating partnership shall provide an officers’ certificate to the trustee indicating the occurrence of any Suspension Period, Suspended Covenant or Reinstatement Date. The trustee shall have no obligation to monitor the ratings of the notes, independently determine or verify if such events have occurred or notify the holders of notes of any Suspension Period, Suspended Covenant or Reinstatement Date.

Subsidiary Guarantees

The notes will not initially be guaranteed by any Subsidiaries of the operating partnership. The obligations of any Subsidiary Guarantor under such a Subsidiary Guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. Any Subsidiary Guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

A Subsidiary Guarantor will be automatically and unconditionally released from its obligations under an indenture and the related guarantee:

•

upon any sale, exchange or transfer to a person not an affiliate of the Company of all of the equity interests held by the operating partnership and its Subsidiaries in, or all or substantially all of the assets of, such Subsidiary Guarantor;

•	upon the liquidation or dissolution of such Subsidiary Guarantor; provided no default or event of default shall occur as a result thereof; or

•

if the operating partnership exercises its legal defeasance option or its covenant defeasance option as described in the accompanying prospectus under “Description of Debt Securities and Related Guarantees—Discharge, Defeasance and Covenant Defeasance”;

provided, however, that in the case of the first bullet above, (x) such sale or other disposition is made to a Person other than the operating partnership or any of its Subsidiaries and (y) such sale or disposition is otherwise permitted by the indenture.

Nothing contained in the indenture or in the notes will prevent any consolidation or merger of a

Subsidiary Guarantor with or into the Guarantor, the operating partnership (in which case such Subsidiary

Guarantor shall no longer be a Subsidiary Guarantor) or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company, operating partnership or another Subsidiary Guarantor.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes.

If the trustee becomes one of the operating partnership’s or the Company’s creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the operating partnership, the Company or their respective subsidiaries. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Payments on the Notes; Paying Agent and Registrar; Transfer

The operating partnership will pay the principal of and premium, if any, and interest on notes in global form registered in the name of DTC or its nominee by wire transfer of immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes. The operating partnership will make all payments of principal, interest and premium, if any, with respect to certificated notes (if issued) by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The operating partnership will maintain an office or agency where notes may be presented or surrendered for payment and for registration of transfer and exchange. Interest on any note that is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that note (or one or more predecessor notes) is registered at the close of business on the applicable record date. The operating partnership has initially designated the trustee as paying agent and registrar for the notes and its agency in Los Angeles, California as a place where notes may be presented for payment or for registration of transfer or exchange. The operating partnership may, however, change the paying agent or registrar without prior notice to the holders of the notes, and the operating partnership may act as paying agent or registrar.

If any interest payment date, stated maturity date or redemption date of a note is not a business day, the payment otherwise required to be made on such date may be made on the next business day with the same force and effect as if made on such interest payment date, stated maturity date or redemption date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, stated maturity date or redemption date, as the case may be, until such next business day. All payments will be made in United States dollars.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. Every note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the operating partnership or the registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the operating partnership and the registrar, duly executed by the registered holder thereof or such holder’s attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of notes, but the operating partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, subject to limited exceptions.

The registered holder of a note will be treated as the owner of the note for all purposes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse under or upon any obligation, covenant or agreement contained in the indenture or any note or because of any indebtedness evidenced thereby shall be had against any past, present or future stockholder, employee, officer or director, as such, of the operating partnership or the Company (either in its capacity as the operating partnership’s general partner or as guarantor of the notes), all such liability being expressly waived and released by the acceptance of the notes by the registered holders and as part of the consideration for the issue of the notes.

Notices

The indenture provides that notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register.

Governing Law

The indenture, the notes and the guarantees endorsed on the notes will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used under this caption “Description of Notes” and in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership; or

•	assumed by the operating partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the operating partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

•	all amortization of debt discount and premium;

•	all accrued interest;

•	all capitalized interest; and

•	the interest component of finance lease obligations.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the operating partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-recurring or other unusual non-cash items, as may be determined by us in good faith; and

•	amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the operating partnership and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•

the portion of net income (but not losses) of the operating partnership and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the operating partnership or one of its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of the operating partnership or a Subsidiary of the operating partnership, by the Company’s board of directors or a duly authorized committee thereof) of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a finance lease in accordance with GAAP,

and also includes, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof). Notwithstanding the foregoing, with respect to the operating partnership, the Company or any Subsidiary, the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Company, the operating partnership or any Subsidiary until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Company, the operating partnership or any Subsidiary. Additionally, in the case of the fourth bullet point above, the term “Debt” shall not include any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as an operating lease in accordance with GAAP.

“Fitch” means Fitch Ratings Inc., or any successor or assignee of the business of such company in the business of rating debt.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Moody’s” means Moody’s Investors Service, Inc. and any successor or assignee of the business of such company in the business of rating debt.

“Non-Recourse Debt” means Debt of a Subsidiary of the operating partnership (or an entity in which the operating partnership is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower and is non-recourse to the operating partnership or any Subsidiary of the operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to the operating partnership or any Subsidiary of the operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by the operating partnership or any Subsidiary of the operating partnership in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the operating partnership or any of the operating partnership’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Rating Agencies” means:

•	S&P;

•	Moody’s;

•	Fitch; or

•

if S&P, Moody’s Fitch or any of them shall not make a rating of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the operating partnership, which shall be substituted for S&P, Moody’s or Fitch, or any of them, as the case may be.

“S&P” means S&P Global Ratings, and its subsidiaries, or any successor or assignee thereof in the business of rating debt.

“Subsidiary” means, with respect to the operating partnership or the Company, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the operating partnership or the Company, as the case may be, or by one or more other Subsidiaries of the operating partnership or the Company, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and intangibles) of the operating partnership and its Subsidiaries,

all determined on a consolidated basis in accordance with GAAP. “Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and intangibles) of the operating partnership and its Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants—Maintenance of Total Unencumbered Assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the operating partnership and its Subsidiaries in accordance with GAAP and related intangibles of the operating partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the operating partnership and its Subsidiaries in accordance with GAAP.

“Unsecured Debt” means Debt of the operating partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the operating partnership or any of its Subsidiaries.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the notes set forth opposite its name below:

Underwriter	Principal Amount
Wells Fargo Securities, LLC	$135,899,000
BofA Securities, Inc.	$135,897,000
Morgan Stanley & Co. LLC	$135,897,000
Mizuho Securities USA LLC	$30,769,000
PNC Capital Markets LLC	$30,769,000
U.S. Bancorp Investments, Inc.	$30,769,000

Total	$500,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will purchase all notes offered hereby if any of such notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The offering of the notes by the Underwriters is subject to receipt and acceptance and subject to the underwriters right to reject any order in whole or in part.

The underwriters propose to offer the notes directly to the public at the public offering price specified on the cover page to this prospectus supplement and may also offer the notes to certain dealers at the public offering prices less a concession not to exceed 0.400% of the principal amount of the notes. The underwriters may allow, and these dealers may reallow, concession to certain brokers and dealers not to exceed 0.250% of the principal amount of the notes. After the initial offering of the notes, the underwriters may change the public offering price and other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We estimate our expenses for this offering, other than the underwriting discounts and commissions, to be approximately $1.6 million, and will be payable by us.

We and the Company have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments which the underwriters may be required to make in respect thereof.

In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating short positions in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, notes in the open market. The underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing notes in the offering if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

Conflicts of Interest

Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and the other underwriters in this offering are lenders under our second amended and restated credit facility. As described in this prospectus supplement, we intend to use a portion of the net proceeds from this offering to repay borrowings outstanding under the revolving line of credit under our second amended and restated credit facility. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our second amended and restated credit facility, these affiliates will receive their proportionate shares of any amount of our second amended and restated credit facility that is repaid with the net proceeds of this offering.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

In addition, U.S. Bancorp Investments, Inc., is an affiliate of the trustee under the indenture governing the notes.

Settlement Cycle

It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of the pricing of the notes (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next four business days will be required, by virtue of the fact that the notes will initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”), received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or having its principal office in Japan) or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore’s Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the notes being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated notes market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Hogan Lovells US LLP, Washington, DC, will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements of American Assets Trust, Inc. and American Assets Trust, L.P. appearing in American Assets Trust, Inc.’s and American Assets Trust, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2019, including the schedule appearing therein, and the effectiveness of American Assets Trust, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

American Assets Trust, Inc. has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, American Assets Trust, Inc. and American Assets Trust, L.P. file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public through the Securities and Exchange Commission’s website at www.sec.gov. In addition, we maintain a website that contains information about us at http://www.americanassetstrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the Securities and Exchange Commission.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•

the Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P. for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 14, 2020;

•	the Quarterly Report on Form 10-Q of American Assets Trust, Inc. and American Assets Trust, L.P. for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 1, 2020;

•

the Quarterly Report on Form 10-Q of American Assets Trust, Inc. and American Assets Trust, L.P. for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on July 31, 2020;

•

the Quarterly Report on Form 10-Q of American Assets Trust, Inc. and American Assets Trust, L.P. for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on October 30, 2020;

•

the portions of the Definitive Proxy Statement on Schedule 14A of American Assets Trust, Inc., incorporated by reference in the Annual Report on Form 10-K of American Assets Trust, Inc. and American Assets Trust, L.P. for the year ended December 31, 2019, filed with the Securities and Exchange Commission on April 10, 2020;

•

the Current Reports on Form 8-K of American Assets Trust, Inc. and American Assets Trust, L.P., as applicable, filed with the Securities and Exchange Commission on June  9, 2020, January  8, 2021 and January 14, 2021; and

•

all documents filed by American Assets Trust, Inc. or American Assets Trust, L.P. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to American Assets Trust, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: General Counsel or by telephone at (858) 350-2600.

PROSPECTUS

Guarantees

AMERICAN ASSETS TRUST, L.P.

Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

American Assets Trust, L.P. may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

American Assets Trust, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “AAT.” On January 13, 2021, the last reported sale price of American Assets Trust, Inc.’s common stock on the New York Stock Exchange was $28.47 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities (including guarantees of debt securities sold by our operating partnership) from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to the “Company” or the “guarantor” refer to American Assets Trust, Inc., a Maryland corporation. When we refer to “we,” “our,” “us” and “our company” in this prospectus, we mean the Company, American Assets Trust, L.P., and any of our other subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable class or series of securities. American Assets Trust, L.P. is a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The Company and the operating partnership file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.americanassetstrust.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by American Assets Trust, Inc. and American Assets Trust, L.P. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020.

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 1, 2020, July 31, 2020 and October 30, 2020.

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020.

•	our Current Reports on Form 8-K filed with the SEC on June 9, 2020, January 8, 2021 and January 14, 2021.

All reports and other documents American Assets Trust, Inc. and American Assets Trust, L.P. subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

AMERICAN ASSETS TRUST, INC.

11455 EL CAMINO REAL, SUITE 200

SAN DIEGO, CALIFORNIA 92130

ATTENTION: GENERAL COUNSEL

(858) 350-2600

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

The Company operates as a full service, vertically integrated and self-administered real estate investment trust, or REIT, that owns, operates, acquires and develops high quality retail, office, multifamily and mixed-use properties in attractive, high-barrier-to-entry markets in Southern California, Northern California, Oregon, Washington, Texas and Hawaii. As of December 31, 2020, our portfolio is comprised of twelve retail shopping centers; nine office properties; a mixed-use property consisting of a 369-room all-suite hotel and a retail shopping center; and six multifamily properties. Additionally, as of December 31, 2020, we owned land at three of our properties that we classified as held for development and construction in progress. Our core markets include San Diego, the San Francisco Bay Area, Portland, Oregon, Bellevue, Washington and Oahu, Hawaii.

The Company is a Maryland corporation that was formed on July 16, 2010, and elected to be taxed as a REIT for federal income tax purposes commencing with the Company’s taxable year ended December 31, 2011. The Company intends to continue operating in a manner that will allow it to maintain its qualification as a REIT for federal income tax purposes. To maintain REIT status, the Company must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of its REIT taxable income (excluding net capital gain) to its stockholders.

Our principal executive office is located at 11455 El Camino Real, Suite 200, San Diego, California 92130, and our telephone number is (858) 350-2600.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to American Assets Trust, Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K American Assets Trust, L.P. files after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

GUARANTOR DISCLOSURES

American Assets Trust, Inc. may guarantee debt securities of the operating partnership as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by American Assets Trust, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. The Company owns all of its assets and conducts all of its operations through the operating partnership and the operating partnership is consolidated into the Company’s financial statements.

In March 2020, the SEC adopted amendments to Rule 3-10 of Regulation S-X and created Rule 13-01 to simplify disclosure requirements related to certain registered securities. The Company and the operating partnership have filed this prospectus with the SEC registering, among other securities, debt securities of the operating partnership, which will be fully and unconditionally guaranteed by the Company. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are no longer required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating partnership are not expected to be presented or incorporated by reference for future periods.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we do not expect to present or incorporate by reference summarized financial information for the operating partnership going forward because the assets, liabilities and results of operations of the operating partnership are not materially different than the corresponding amounts in American Assets Trust, Inc.’s consolidated financial statements that have been and will be incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS

Our operating partnership intends to use the net proceeds from any sale of the securities pursuant to this prospectus to potentially acquire or develop additional properties and for general corporate purposes, which may include payment of dividends, the repayment of existing indebtedness and capital expenditures for improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with the Company’s intention to continue to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

This section describes the general terms and provisions of the operating partnership’s debt securities. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be the operating partnership’s senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be the operating partnership’s direct, unsecured senior obligations and will rank equally in right of payment with all of its other senior unsecured indebtedness.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under the indenture to be entered into among the operating partnership, the Company and U.S. Bank National Association, as trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part (the “indenture”). The indenture contains the full legal text of the matters described in this section. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this “Description of Debt Securities and Related Guarantees,” references to the “operating partnership,” “we,” “our” or “us” refer solely to American Assets Trust, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to American Assets Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in a resolution of the Company’s board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement, pricing supplement or term sheet may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of the operating partnership’s debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of and premium, if any, on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

if other than U.S. dollars, the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities or the guarantees, if any, thereof;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of the series, including if applicable, the conversion or exchange price, the conversion or exchange period, the securities or other property into which such debt securities will be convertible or exchangeable, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•	whether the debt securities of the series will be senior debt securities, senior subordinated debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;

•

whether the debt securities of the series are guaranteed by the Company, the terms of the guarantee and whether any guarantee is made on a senior, senior subordinated or subordinated basis and, if applicable, the subordination terms of any guarantee; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, we may issue debt securities of the operating partnership that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any such debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event the operating partnership or the Company has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the operating partnership and the Company may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

the operating partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the operating partnership or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, in the case of the operating partnership, payment of the principal of and premium, if any, and interest and any redemption price due on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the operating partnership in the indenture and the debt securities, or in the case of the Company, the payment of all amounts due under its guarantees of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the Company in the indenture and the guarantees, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the operating partnership or the Company, as the case may be, under the indenture.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the indenture provides that the following events are “Events of Default” with respect to any series of debt securities:

•	default in the payment of any interest on the debt securities of such series when such interest becomes due and payable that continues for a period of 30 days;

•

default in the payment of any principal of or premium, if any, on the debt securities of such series, or any redemption price due with respect to the debt securities of such series, when due and payable;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series;

•	failure by the operating partnership or the Company to comply with their respective obligations described under “Merger, Consolidation and Sale of Assets”;

•

default in the performance, or breach, of any other covenant or warranty of the operating partnership or the Company in the indenture (other than a covenant or warranty which has expressly been included in the indenture solely for the benefit of the debt securities of a series other than such series) and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

•

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (other than Non-Recourse Debt) by the Company or the operating partnership or by any Significant Subsidiary of the operating partnership or the Company, the repayment of which the Company or the operating partnership has guaranteed or for which the Company or the operating partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $25 million, whether such indebtedness exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument; provided, that if the cross-default amount applicable to recourse indebtedness specified in the credit agreement governing the Company’s second amended and restated credit facility, as such agreement may be amended, restated, extended, refinanced or replaced, is increased to exceed $25 million, the reference to $25 million in the foregoing clause shall be automatically replaced by such higher amount up to $50 million;

•

a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance) is rendered against the operating partnership, the Company or any of the operating partnership’s or the Company’s respective Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•	certain events of bankruptcy, insolvency or reorganization with respect to the operating partnership, the Company or any Significant Subsidiary of the operating partnership or the Company.

A supplemental indenture or officer’s certificate establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default with respect to the debt securities of a particular series occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of, and accrued and unpaid interest on, all of the debt securities of such series to be due and payable immediately by written notice thereof to the operating partnership and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration (or automatic acceleration) with respect to the debt securities of such series has occurred, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of such series outstanding may rescind and annul the declaration and its consequences if:

•

the operating partnership or the Company shall have deposited with the trustee all payments of the principal of and premium, if any, and interest on the debt securities of such series which have become due otherwise than by such acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of and interest on the debt securities of such series, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default or Event of Default with respect to the debt securities of such series and its consequences, except, among other things, a default:

•	in the payment of the principal of or premium, if any, or interest on the debt securities of such series; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected thereby.

The trustee will be required to give notice to the holders of the debt securities of any particular series within 90 days of a default under the indenture with respect to the debt securities of such series known to a responsible officer (as defined in the indenture) of the trustee unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of such series of any default with respect to the debt securities of such series (except a default in the payment of the principal of or premium, if any or interest on the debt securities of such series) if responsible officers of the trustee in good faith determine the withholding to be in the interest of the holders of the debt securities of such series; and provided, further, that in the case of a default with respect to the debt securities of any series of the character specified in the penultimate bullet point of the first paragraph under this caption “Events of Default,” no such notice to holders of debt securities of such series shall be given until at least 60 days after the occurrence thereof.

The indenture provides that no holder of the debt securities of a particular series may institute any action or proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless:

•	such holder has given the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series;

•

the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request upon the trustee to institute such action or proceeding and shall have offered to the trustee such indemnity or security reasonably satisfactory to it against costs, liabilities or expenses to be incurred therein or thereby;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding; and

•

no direction inconsistent with such written request shall have been given to the trustee by holders of a majority in an aggregate principal amount of the debt securities of such series then outstanding.

This provision will not prevent, however, any holder of the debt securities of any series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on such debt securities on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders of debt securities of such series shall have offered to the trustee security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, the operating partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

As used in this subsection titled “—Events of Default”, the following terms have the respective meanings specified below:

“Non-Recourse Debt” means Debt of a Subsidiary of the operating partnership (or an entity in which the operating partnership is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower and is non-recourse to the operating partnership or any Subsidiary of the operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to the operating partnership or any Subsidiary of the operating partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by the operating partnership or any Subsidiary of the operating partnership in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the operating partnership or any of the operating partnership’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Significant Subsidiary” of any specified person means any Subsidiary in which such person has invested at least $50.0 million in capital.

“Subsidiary” means, with respect to the operating partnership or the Company, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the operating partnership or the Company, as the case may be, or by one or more other Subsidiaries of the operating partnership or the Company, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Modification, Waiver and Meetings

Unless we state otherwise in the applicable prospectus supplement, modifications and amendments of the indenture will be permitted to be made pursuant to a supplemental indenture entered into by the operating partnership, the Company and the trustee with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series affected by such supplemental indenture (including consent obtained in connection with a tender offer or exchange offer for the outstanding debt securities of such series); provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

•

change the stated maturity of the principal of or premium, if any, or any installment of interest on any debt security or reduce the principal amount of or premium, if any, or the rate or amount of interest on any debt security;

•

change the place of payment, or the coin or currency, for payment of principal of or premium, if any, or interest on any debt security or impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and their consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•

modify or affect in any manner adverse to the holders of any debt security the terms and conditions of the obligations of the Company, as guarantor, in respect of the payment of principal, premium, if any, and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain defaults or Events of Default with respect to debt securities of any series, or the waiver of compliance with certain covenants applicable to the debt securities of any series, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of each of the debt securities affected thereby.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by supplemental indenture executed by the operating partnership, the Company and the trustee without the consent of any holder of the debt securities for, among other things, any of the following purposes:

•	to evidence a successor to the operating partnership as obligor or the Company as guarantor under the indenture;

•

to add to the covenants of the operating partnership or the Company for the benefit of the holders of the debt securities of all or any series and any related guarantees or to surrender any right or power conferred upon the operating partnership or the Company in the indenture with respect to all or any series of debt securities or any related guarantees;

•	to add Events of Default for the benefit of the holders of the debt securities of all or any series;

•

to amend or supplement any provisions of the indenture with respect to the debt securities of all or any series, provided that no amendment or supplement shall adversely affect the interests of the holders of such debt securities in any respect;

•	to secure the debt securities of all or any series;

•

to provide for the acceptance of appointment by a successor trustee in respect of all or any series of debt securities or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that the action shall not adversely affect the interests of holders of the debt securities of any series in any respect;

•

to establish the form or terms of debt securities of any series and any related guarantees, and any deletions from or additions or changes to the indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other debt securities then outstanding or to any other series of debt securities);

•

to delete, amend or supplement any provision contained in the indenture or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally), provided that such deletion, amendment or supplement does not (i) apply to any debt securities of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture, or (ii) modify the rights of the holder of any such debt security;

•	to comply with the Trust Indenture Act of 1939;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the debt securities of any series as described below under the caption “—Discharge, Defeasance and Covenant Defeasance”; provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any respect;

•

to conform the provisions of the indenture, the debt securities or the related guarantee to this “Description of Debt Securities and Related Guarantees” and to the additional terms set forth in the applicable prospectus supplement; or

•	to add guarantors for the benefit of the debt securities of all or any series.

The operating partnership and the Company may omit in any particular instance to comply with certain specified covenants in the indenture with respect to the debt securities of any series (which, if expressly stated in the prospectus supplement applicable to the debt securities of such series, may include any additional covenants specified in such prospectus supplement) if the holders of at least a majority in principal amount of all outstanding debt securities of such series waive such compliance. In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities, the indenture provides that debt securities owned by the operating partnership, the Company or any other obligor upon the debt securities or the guarantees thereof or any affiliate of the operating partnership, the Company, or of any other such obligor shall be disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of any series. A meeting of the holders of debt securities of any series will be permitted to be called at any time by the trustee, and also, upon request, by the operating partnership or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that, except for any consent that must be given by the holder of each debt security affected as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of the debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, of the debt securities of any series will be holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of such series, holders of the specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum with respect to that matter. In the absence of a quorum at the reconvening of any adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding debt securities of such series shall constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be taken by holders of such series and one or more additional series acting collectively and voting together as a single class, there shall be no minimum quorum requirement for that meeting and the principal amount of outstanding debt securities of all such series that are entitled to vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indenture shall cease to be of further effect with respect to any series of debt securities, and the Company shall be released from its guarantee of the debt securities of such series (subject to the survival of a limited number of specified provisions) when:

•

either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding debt securities of such series have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and the operating partnership has deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the outstanding debt securities of such series not theretofore delivered to the trustee for cancellation in respect of principal, premium, if any, and interest, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;

•	the operating partnership has paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and

•	certain other conditions are met.

The indenture provides that the operating partnership may elect:

•	to be discharged from any and all obligations in respect of the debt securities of any series (subject to the survival of a limited number of specified provisions) (“legal defeasance”); or

•	to be released from compliance with specified covenants in the indenture in respect of the debt securities of any series (“covenant defeasance”).

To effect legal defeasance or covenant defeasance, the operating partnership will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or government obligations (as defined in the indenture) that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the debt securities of such series on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the Company will be released from its guarantee of the debt securities of such series.

The trust described in the preceding paragraph may only be established if, among other things:

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the operating partnership has delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•

if the cash and government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest (including the redemption price) on the debt securities of such series, provided such debt securities of such series are redeemed on a particular redemption date, the operating partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on the date and to provide notice of the redemption to the holders of the debt securities of such series;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the operating partnership or the Company is a party or by which either of them is bound; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities of such series shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

In the event we effect covenant defeasance with respect to the debt securities of any series, then any failure by the operating partnership or the Company to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the debt securities of such series at the time of any acceleration resulting from such Event of Default. However, the operating partnership and the Company would remain liable to make payment of such amounts due at the time of acceleration.

Governing Law

The indenture, the debt securities and any guarantees endorsed on the certificates evidencing the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Book-entry System

The Global Notes

The debt securities of each series will be initially issued in the form of one or more registered debt securities in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the applicable underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of the operating partnership, the Company or the applicable underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have debt securities represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated debt securities; and

•

will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note of any series must rely on the procedures of DTC to exercise any rights of a holder of debt securities of such series under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the direct, or, if applicable, indirect DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global note will be made by the trustee to DTC or DTC’s nominee as the registered holder of the global note. Neither the operating partnership, the Company nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

If the debt securities of any series are initially issued as global notes, debt securities of such series in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the debt securities of such series only if:

•

DTC notifies the operating partnership at any time that it is unwilling or unable to continue as depositary for the global notes of such series and a successor depositary is not appointed within 90 days;

•

DTC ceases to be registered as a clearing agency under the Exchange Act at any time when the depositary is required to be so registered and a successor depositary is not appointed within 90 days after the operating partnership learns of such ineligibility;

•	an Event of Default has occurred and is continuing under the indenture with respect to the debt securities of such series; or;

•	we, at our option, determine that the debt securities of such series shall no longer be represented by global notes.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF AMERICAN ASSETS TRUST, L.P.

We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us,” “our company” and the “general partner” refer to American Assets Trust, Inc. in our capacity as the general partner of our operating partnership.

General

Substantially all of the Company’s assets are held by, and substantially all of the Company’s operations are conducted through, our operating partnership, either directly or through its subsidiaries. The Company is the sole general partner of our operating partnership and, as of December 31, 2020, the Company owned an approximate 78.75% partnership interest in the operating partnership.

Certain persons who contributed interests in properties and/or other assets pursuant to the formation transactions related to the Company’s initial public offering received common units of partnership interest in our operating partnership, which we refer to as common units and have the terms described below. Our operating partnership is also authorized to issue a class of units of partnership interest designated as LTIP units, which have the terms described below. The units in the operating partnership are not listed on any exchange or quoted on any national market system.

Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of the Company’s board of directors. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of common units;

•	transfer restrictions on units and other partnership interests;

•	a requirement that the Company may not be removed as the general partner of our operating partnership without the Company’s consent;

•

the Company’s ability in some cases to amend the partnership agreement and to cause our operating partnership to issue preferred partnership interests in our operating partnership with terms that we may determine, in either case, without the approval or consent of any limited partner; and

•

the rights of the limited partners to consent to certain direct or indirect transfers of our interest in our operating partnership, including in connection with certain mergers, consolidations and other business combinations involving us, recapitalizations and reclassifications of the Company’s outstanding stock and issuances of the Company’s stock that require approval of the Company’s stockholders.

Purposes, Business and Management

Our operating partnership was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Maryland Revised Uniform Limited Partnership Act. Our operating partnership may enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement and may own interests in any entity engaged in any business permitted by or under the Maryland Revised Uniform Limited Partnership Act. However, our operating partnership may not, without our specific consent, which we may give or withhold in our sole and absolute discretion, take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion:

•	could adversely affect the Company’s ability to continue to qualify as a REIT;

•	could subject us to any taxes under Section 857 or Section 4981 of the Code or any other related or successor provision under the Code; or

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or our operating partnership.

In general, the Company’s board of directors manages the business and affairs of our operating partnership by directing our business and affairs, in our capacity as the sole general partner of our operating partnership. Except as otherwise expressly provided in the partnership agreement and subject to the rights of holders of any class or series of partnership interest, all management powers over the business and affairs of our operating partnership are exclusively vested in us, in the Company’s capacity as the sole general partner of our operating partnership. The Company may not be removed as the general partner of our operating partnership, with or without cause, without the Company’s consent, which the Company may give or withhold in its sole and absolute discretion.

Restrictions on General Partner’s Authority

The partnership agreement prohibits the Company, in our capacity as general partner, from taking any action that would make it impossible to carry out the ordinary business of our operating partnership or performing any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the partnership agreement. The Company generally may not, without the prior consent of the partners of our operating partnership (including the Company), amend, modify or terminate the partnership agreement, except for certain amendments described below that require the consent of a majority in interest of the limited partners (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company) and certain amendments described below that require the approval of each affected partner. The Company may not, in our capacity as the general partner of our operating partnership, without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company):

•	take any action in contravention of an express provision or limitation of the partnership agreement;

•

transfer all or any portion of the Company’s general partnership interest in our operating partnership or admit any person as a successor general partner, subject to the exceptions described in “—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner”;

•	voluntarily withdraw as the general partner; or

•

amend the partnership agreement to alter the restrictions on the general partner’s power to transfer all or any portion of its interest in our operating partnership or voluntarily withdraw as the general partner.

Without the consent of each affected limited partner, we may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the Company or our operating partnership from performing the Company’s or our operating partnership’s specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. For the avoidance of doubt, because the Company has the right to elect to acquire common units tendered for redemption in exchange for shares of common stock, the approval of the limited partners generally should not be required in order for the Company or our operating partnership to enter into loan agreements which conditionally restrict our operating partnership from redeeming common units for cash. In addition to any approval or consent required by any other provision of the partnership agreement, the Company may not, without the consent of each affected partner, amend the partnership agreement or take any other action that would:

•	convert a limited partner interest into a general partner interest (except as a result of our acquisition of that interest);

•	modify the limited liability of a limited partner;

•

alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the partnership agreement, except to the extent permitted by the partnership agreement in connection with the creation or issuance of any new class or series of partnership interest;

•	alter or modify the redemption rights of holders of common units or the related definitions specified in the partnership agreement;

•

remove, alter or amend certain provisions of the partnership agreement relating to the requirements for us to qualify as a REIT or permitting us to avoid paying tax under Sections 857 or 4981 of the Code; or

•	amend the provisions of the partnership agreement requiring the consent of each affected partner before taking any of the actions described above.

Additional Partnership Interests and Limited Partners

The Company may cause our operating partnership to issue additional units or other partnership interests and to admit additional limited partners to our operating partnership from time to time, on such terms and conditions and for such capital contributions as the Company may establish in its sole and absolute discretion, without the approval or consent of any limited partner.

The partnership agreement authorizes our operating partnership to issue common units and LTIP units, and our operating partnership may issue additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as the Company may determine, in its sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, the Company may specify, as to any such class or series of partnership interest:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•	the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

•	the rights of each such class or series of partnership interest upon dissolution and liquidation of our operating partnership;

•	the voting rights, if any, of each such class or series of partnership interest; and

•	the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

If the Company issues shares of preferred stock, we anticipate that we will contribute the net proceeds of such issuance to our operating partnership in exchange for preferred units with substantially similar distribution rights.

Ability to Engage in Other Businesses; Conflicts of Interest

The Company may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of our operating partnership, the

Company’s operations as a reporting company with a class (or classes) of securities registered under the Exchange Act, the Company’s operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating partnership or its assets or activities and such activities as are incidental to those activities discussed above. In general, the Company must contribute any assets or funds that it acquires to our operating partnership in exchange for additional partnership interests. The Company may, however, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through our operating partnership so long as the Company takes commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating partnership.

Distributions

Our operating partnership will make distributions at such times and in such amounts, as the Company may in its sole and absolute discretion determine:

•

first, with respect to any partnership interests that are entitled to any preference in distribution, in accordance with the rights of the holders of such class(es) or series of partnership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

•

second, with respect to any partnership interests that are not entitled to any preference in distribution, including the common units and, except as described below under “—LTIP Units” with respect to liquidating distributions and as may be provided in our Amended and Restated 2011 Equity Incentive Award Plan, or the 2011 Plan, or any other incentive award plan, or any applicable award agreement, the LTIP units, in accordance with the rights of the holders of such class(es) or series of partnership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Exculpation and Indemnification of General Partner

The partnership agreement provides that the Company is not liable to our operating partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for our intentional harm or gross negligence. The partnership agreement also provides that any obligation or liability in the Company’s capacity as the general partner of our operating partnership that may arise at any time under the partnership agreement or any other instrument, transaction or undertaking contemplated by the partnership agreement will be satisfied, if at all, out of the Company’s assets or the assets of our operating partnership only, and no such obligation or liability will be personally binding upon any of our directors, stockholders, officers, employees or agents.

In addition, the partnership agreement requires our operating partnership to indemnify the Company, its directors and officers, officers of our operating partnership and any other person designated by us against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of our operating partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) such person actually received an improper personal benefit in violation or breach of any provision of the partnership agreement or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. Our operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the partnership agreement) or if the person is found to be liable to our operating partnership on any portion of any claim in the action.

Business Combinations and Dissolution of Our Operating Partnership

Subject to the limitations on the transfer of our interest in our operating partnership described in “—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner,” the Company generally has the exclusive power to cause our operating partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. The Company may also elect to dissolve our operating partnership without the consent of any limited partner. However, in connection with the acquisition of properties from persons to whom our operating partnership issues units or other partnership interests as part of the purchase price, in order to preserve such persons’ tax deferral, our operating partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Qualifying Parties

Beginning 14 months after first becoming a holder of common units, each limited partner and some assignees of limited partners will have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the partnership agreement. Our operating partnership’s obligation to redeem common units does not arise and is not binding against our operating partnership until the sixth business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the common units tendered for redemption. If we do not elect to acquire the common units tendered for redemption in exchange for shares of the Company’s common stock (as described below), our operating partnership must deliver the cash redemption amount on or before the tenth business day after we receive the holder’s notice of redemption.

On or before the close of business on the fifth business day after a holder of common units gives notice of redemption to us, the Company may, in its sole and absolute discretion but subject to the restrictions on the ownership and transfer of the Company’s stock set forth in our charter, elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of the Company’s common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement. The partnership agreement does not require the Company to register, qualify or list any shares of common stock issued in exchange for common units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.

Transfers of Partnership Interests

Restrictions on Transfers by Limited Partners

Until the expiration of 14 months after the date on which a limited partner first acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of its partnership interest without the Company’s consent, which it may give or withhold in its sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans. After the expiration of 14 months after the date on which a limited partner first acquires a partnership interest, the limited partner will have the right to transfer all or any portion of its partnership interest without the Company’s consent to any person that is an “accredited investor,” within the meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to the satisfaction of conditions specified in the partnership agreement, including minimum transfer requirements and our right of first refusal.

Restrictions on Transfers by the General Partner

Except as described below, any transfer of all or any portion of the Company’s interest in our operating partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of a majority in interest of the limited partners (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us). Subject to the rights of the Company’s stockholders and the limited partners of our operating partnership to approve certain direct or indirect transfers of the Company’s interests in our operating partnership described below and the rights of holders of any class or series of partnership interest, the Company may transfer all (but not less than all) of its general partnership interest without the consent of the limited partners, voting as a separate class, in connection with a merger, consolidation or other combination of its assets with another entity, a sale of all or substantially all of its assets or a reclassification, recapitalization or change in any outstanding shares of its stock if:

•

in connection with such event, all of the limited partners will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of the Company’s common stock (subject to adjustment in accordance with the partnership agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of the Company’s common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of the Company’s common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•

substantially all of the assets of our operating partnership will be owned by a surviving entity (which may be our operating partnership) in which the limited partners of our operating partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.

The Company may also transfer all (but not less than all) of our interest in our operating partnership to a controlled affiliate of ours without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest.

The Company may not, without prior “partnership approval,” directly or indirectly transfer all or any portion of its interest in our operating partnership, before the later of the death of Mr. Rady and the death of his wife, in connection with a merger, consolidation or other combination of its assets with another entity, a sale of all or substantially all of its assets, a reclassification, recapitalization or change in any outstanding shares of its stock or other outstanding equity interests or an issuance of shares of its stock, in any case that requires approval by its common stockholders. The “partnership approval” requirement is satisfied, with respect to such a transfer, when the sum of the (1) the percentage interest of limited partners consenting to the transfer of the Company’s interest, plus (2) the product of (a) the percentage of the outstanding common units held by the Company multiplied by (b) the percentage of the votes that were cast in favor of the event by the Company’s common stockholders equals or exceeds the percentage required for the Company’s common stockholders to approve the event resulting in the transfer. Limited partners will be entitled to cast one vote for each common unit or LTIP unit, subject to adjustment under the partnership agreement.

In addition, any transferee of the Company’s interest in our operating partnership must be admitted as a general partner of our operating partnership, assume, by operation of law or express agreement, all of the Company’s obligations as general partner under the partnership agreement, accept all of the terms and conditions of the partnership agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a general partner.

The Company may not voluntarily withdraw as the general partner of our operating partnership without the consent of a majority in interest of the limited partners (excluding the Company and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the Company) other than upon the transfer of the Company’s entire interest in our operating partnership and the admission of the Company’s successor as a general partner of our operating partnership.

LTIP Units

Our operating partnership is authorized to issue a class of units of partnership interest designated as “LTIP units.” The Company may cause our operating partnership to issue LTIP units to persons who provide services to or for the benefit of our operating partnership, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as limited partners of our operating partnership, without the approval or consent of any limited partner. Further, the Company may cause our operating partnership to issue LTIP units in one or more classes or series, with such terms as it may determine, without the approval or consent of any limited partner. LTIP units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of the 2011 Plan or any other award agreement relating to the issuance of the LTIP units.

Conversion Rights

Vested LTIP units are convertible at the option of each limited partner and some assignees of limited partners into common units, upon notice to the Company and our operating partnership, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP units is at least equal to our capital account balance with respect to an equal number of common units. The Company may cause our operating partnership to convert vested LTIP units eligible for conversion into an equal number of common units at any time, upon at least 10 and not more than 60 days’ notice to the holder of the LTIP units.

If the Company or our operating partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), the Company must cause our operating partnership to convert any vested LTIP units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding LTIP units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.

Transfer

Unless the 2011 Plan, any other applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP units, LTIP units are transferable to the same extent as common units, as described above in “—Transfers of Partnership Interests.”

Voting Rights

Limited partners holding LTIP units are entitled to vote together with limited partners holding common units on all matters on which limited partners holding common units are entitled to vote or consent, and may cast one vote for each LTIP unit so held.

Adjustment of LTIP Units

If our operating partnership takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, the Company must adjust the number of outstanding LTIP units or subdivide or combine outstanding LTIP units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP units.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and the Company’s charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.”

The Company’s Board of Directors

The Company’s charter and bylaws provide that the number of directors of the company may be established, increased or decreased only by a majority of the Company’s entire board of directors but may not be fewer than the minimum number required under the MGCL nor, unless our bylaws are amended, more than 15.

We have elected by a provision of the Company’s charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of the Company’s stock, vacancies on the Company’s board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Removal of Directors

The Company’s charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in the Company’s charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of the Company’s board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. The Company’s board of directors has, by board resolution, elected to opt out of the business combination provisions of the MGCL. However, we cannot assure you that the Company’s board of directors will not opt to be subject to such business combination provisions in the future. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

The Company’s bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We cannot provide you any assurance, however, that the Company’s board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

The Company has elected by a provision in the Company’s charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on the Company’s board of directors. Through provisions in the Company’s charter and bylaws unrelated to Subtitle 8, the Company already (1) requires a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vests in the board the exclusive power to fix the number of directorships, subject to limitations set forth in the Company’s charter and bylaws, and (3) requires, unless called by the chairman of the Company’s board of directors, the Company’s president, its chief executive officer or its board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. The Company has not elected to create a classified board. In the future, the Company’s board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8.

Amendments to the Company’s Charter and Bylaws

Other than amendments to certain provisions of the Company’s charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, the Company’s charter may be amended only if such amendment is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of the Company’s charter relating to the removal of directors or specifying that the Company’s stockholders may act without a meeting only by unanimous consent, or the provision specifying the vote required to amend such provisions, may be amended only if such amendment is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. The Company’s board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Transactions Outside the Ordinary Course of Business

The Company generally may not merge with or into, convert into or consolidate with another company, sell all or substantially all of the Company’s assets or engage in a statutory share exchange unless such transaction is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, to the extent that such a merger, conversion, consolidation, sale of assets of statutory share exchange would require the approval of our stockholders, such transaction may also require the approval of the limited partners of our operating partnership. See “Description of the Partnership Agreement of American Assets Trust, L.P.—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner.”

Dissolution of the Company

The dissolution of the Company must be declared advisable by a majority of the Company’s entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders

Under the Company’s bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of the Company’s board of directors, its chief executive officer, its president and its board of directors. Additionally, subject to the provisions of the Company’s bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to the Company’s notice of the meeting;

•	by or at the direction of the Company’s board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice required by the Company’s bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The Company’s bylaws provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of the Company’s board of directors; or

•

provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by the Company’s bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in the Company’s bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford the Company’s board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Anti-takeover Effect of Certain Provisions of Maryland Law and the Company’s Charter and Bylaws

The restrictions on ownership and transfer of the Company’s stock, the provisions of the Company’s charter regarding the removal of directors, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of the Company’s bylaws could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for holders of the Company’s common stock or otherwise be in their best interests. Likewise, if the Company’s board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors, or if the provision in the Company’s bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Company’s charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

i.	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

ii.

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Company’s charter authorizes us to obligate the Company and the Company’s bylaws obligate the Company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

i.	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

ii.

any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws also permit us, with the approval of the Company’s board of directors, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

We have entered into indemnification agreements with each of the Company’s executive officers and directors whereby we have agreed to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that, upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

The partnership agreement also provides that we, as general partner, and our directors, officers, employees, agents and designees are indemnified to the extent provided therein. See “Description of the Partnership Agreement of American Assets Trust, L.P.—Exculpation and Indemnification of General Partner.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Restrictions on Ownership and Transfer

Subject to certain exceptions, the Company’s charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.275% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Company’s common stock or more than 7.275% in value of the aggregate outstanding shares of our stock.

REIT Qualification

The Company’s charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in the Company’s best interests to continue to be qualified as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion under the heading “Federal Income Tax Considerations” in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on January 14, 2021 (the “January 2021 Form 8-K”) is incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” Prospective investors should carefully review the discussion appearing in Exhibit 99.1 to the January 2021 Form 8-K, as well as the other information included and incorporated by reference in this prospectus, before acquiring any securities pursuant to this prospectus.

Prospective investors in any securities offered by this prospectus should consult their tax advisors regarding the U.S. federal income and other tax consequences to them of the acquisition, ownership and disposition of such securities.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of the securities offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of American Assets Trust, Inc. and American Assets Trust, L.P. appearing in American Assets Trust, Inc.’s and American Assets Trust, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2019, including the schedule appearing therein, and the effectiveness of American Assets Trust, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and American Assets Trust, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$500,000,000

American Assets Trust, L.P.

3.375% Senior Notes due 2031

Guaranteed by

American Assets Trust, Inc.

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

BofA Securities

Morgan Stanley

Mizuho Securities

PNC Capital Markets LLC

US Bancorp

January 14, 2021